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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM 8-K
                                  -------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 31, 2001

                          ACCREDO HEALTH, INCORPORATED
             (Exact name of registrant as specified in its charter)

          DELAWARE                   000-25769                  62-1642871
(State or other jurisdiction  (Commission File Number)        (IRS Employer
      of incorporation)                                     Identification No.)

                            1640 CENTURY CENTER PKWY
                                    SUITE 101
                            MEMPHIS, TENNESSEE 38134
                    (Address of Principal Executive Offices)

                                 (901) 385-3688
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 31, 2001, Accredo Health, Incorporated (the "Company") acquired all of the outstanding stock of Pharmacare Resources, Inc. ("Pharmacare") and its sister company, NCL Management, Inc. ("NCL") from their shareholders, Maritza Yamin and Nicole Ward, pursuant to a Stock Purchase Agreement dated effective as of May 1, 2001 (the "Acquisition"). The aggregate purchase price paid for the outstanding stock of Pharmacare and NCL and the equity shown on the April 30, 2001 balance sheet of Pharmacare and NCL was approximately $25,500,000.00, which was paid from cash on hand; plus potential earnout payments of up to $6,475,000.00 if certain financial goals are achieved by Pharmacare and NCL during the twelve month period ending December 31, 2001.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Exhibits

                  Exhibit No.                Description
                  -----------                -----------

                       2                     Stock Purchase Agreement, dated
                                             as of May 31, 2001 among Maritza
                                             Yamin, Nicole Ward, Accredo Health,
                                             Incorporated, Pharmacare Resources,
                                             Inc. and NCL Management, Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ACCREDO HEALTH, INCORPORATED
                                                     (Registrant)


Date: June 15, 2001                          By /s/ Thomas W. Bell, Jr.
                                               ---------------------------------
                                               Thomas W. Bell, Jr.
                                               Senior Vice President and
                                               General Counsel
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                                INDEX TO EXHIBITS

Exhibit          Description                                Page No.
-------          -----------                                --------

   2             Stock Purchase Agreement, dated               4
                 as of May 31, 2001 among Maritza
                 Yamin, Nicole Ward, Accredo Health,
                 Incorporated, Pharmacare Resources,
                 Inc. and NCL Management, Inc.